UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 21, 2015

Date of Report (Date of earliest event reported)

WALKER LANE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State or other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification Number)

102 North Curry Street, Carson City, Nevada 89703

(Address of Principal Executive Offices) (Zip Code)

(775) 461-3445

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Steven K. Jones:

On July 21, 2015, Steven K. Jones tendered his resignation as the Company’s president, chief executive officer and vice president of exploration.  Mr. Jones will continue to serve as a member of the board of directors.

There was no disagreement between Mr. Jones or the Company on any matters related to the Company’s operations or financial accounting or disclosure matters.

A copy of this Form 8-K has been provided to Mr. Jones.

Appointment of Phillip Allen as President and Chief Executive Officer:

On July 24, 2015 the Board of Directors elected Phillip Allen to serve as the Company’s president and chief executive officer.  Mr. Allen has over 25 years’ experience in management.

Prior to his election as president and chief executive officer, Mr. Allen served as vice president of shareholder relations and a member of the board of directors of the Company.  Mr. Allen will continue to serve as vice president of shareholder relations and a board member.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title
17.1	Resignation Notice from Steven K. Jones

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker Lane Exploration, Inc.

Date: July 27, 2015	By:	/s/ Phillip Allen
Phillip Allen
President